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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement No. 33-21680, 33-57117, 33-02785, 333-64170, 333-78017, 333-83251, and 333-87432 of Valmont Industries, Inc. on Form S-8 and Registration Statement No. 333-59912 of Valmont Industries, Inc. on Form S-3 of our report dated February 27, 2004 (July 23, 2004 as to Notes 17 and 19) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in methods of accounting for variable interest entities in 2003 and goodwill and other intangibles in 2002), appearing in the Current Report on Form 8-K/A of Valmont Industries, Inc. dated October 22, 2004.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Omaha, Nebraska
October 22, 2004

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  EXHIBIT 23.1
  CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM